                                                                     EXHIBIT (7)
================================================================================

                                     FORM OF
                               PL Treaty ID CNA 11


            AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT


                                     Between


                         PACIFIC LIFE INSURANCE COMPANY
                            Newport Beach, California
                     (hereinafter called the CEDING COMPANY)


                                       and



                       SWISS RE LIFE & HEALTH AMERICA INC.
                               New York, New York
                       (hereinafter called the REINSURER)


                    This Agreement is Effective July 1, 1999

================================================================================

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Article    Table of Contents                                               Page
-------    -----------------                                               ----
    I      Automatic Coverage                                                4

   II      Facultative Reinsurance                                           5

  III      Facultative-Obligatory Reinsurance                                6

   IV      Guaranteed Capacity Reinsurance                                   7

    V      Premiums                                                          8

   VI      Administration                                                    9

  VII      Reserves                                                         11

 VIII      DAC Tax Regulations                                              12

   IX      Errors and Omissions                                             13

    X      Expense of Original Policy                                       14

   XI      Changes in Retention and Recapture Privileges                    15

  XII      Terminations and Reductions                                      16

 XIII      Reinstatement, Exchanges, Extended Term and Reduced Paid-Up
           Insurance, Conversions                                           17

  XIV      Liability                                                        18

   XV      Claims                                                           19

  XVI      Arbitration                                                      20

 XVII      Insolvency                                                       21

XVIII      Right to Inspection                                              22

  XIX      Duration of Agreement                                            23

   XX      Increasing Net Amount at Risk Policies and Riders                24

  XXI      Temporary Insurance Agreement                                    25

 XXII      Offset                                                           26

XXIII      Parties to the Agreement                                         27

 XXIV      Execution of Agreement                                           28

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     Exhibit
     -------
A    Limits of Retention

B    Policy Plans Reinsured

C    Premiums and Allowances

D    Limits

E    Statement Specifications

F    Sample Policy Exhibit

G    Temporary Insurance Agreement

H    Facultative-Obligatory Request Form

I    Guaranteed Capacity Reinsurance

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Reinsurance required by the CEDING COMPANY will be assumed by the REINSURER as described in the terms of this Agreement.

This reinsurance agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this agreement.

Any change or modification to this agreement is null and void unless made by amendment to this agreement and signed by both parties.


                                   Article I

Automatic Coverage
------------------

A. For each risk on which reinsurance is ceded, the CEDING COMPANY will retain its full published retention at the time of issue, taking into account both currently issued and previously issued policies.

B. The CEDING COMPANY may cede and the REINSURER will automatically accept reinsurance, if all of the following conditions are met for each life:

     1. The CEDING COMPANY has retained its limit of retention as shown in Exhibit A.

     2. The amount does not exceed the automatic binding limits shown in Exhibit D.

     3. The sum of the amount of insurance already in force and applied for on that life, in all companies, does not exceed the Jumbo Limit as shown in Exhibit D.

     4. The CEDING COMPANY has not made facultative application on the current life to any reinsurer unless the case was issued and reinsured standard or subsequently re rated to standard.

     5.   The risk is conventionally underwritten.

     6.   The Policy Plans reinsured are shown in Exhibit B.

     7. The risk is a resident of the United States, Canada, Puerto Rico or Guam.

                                   Article II

                             Facultative Reinsurance
                             -----------------------

A. The CEDING COMPANY will have the option to submit any case facu1tatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

B. The CEDING COMPANY will send copies of the original applications, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

C. The CEDING COMPANY will also notify the REINSURER of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the CEDING COMPANY will inform the REINSURER of the highest risk amount, in the first 15 years for which reinsurance is being requested.

D. On a timely basis, the REINSURER will submit a written decision. In no case will the REINSURER'S offer on facultative submissions be open after 120 days have elapsed from the date of the REINSURER'S offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the CEDING COMPANY must occur within 120 days of the final reinsurance offer. Unless the REINSURER explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

E. The REINSURER will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement for risks submitted on a facultative basis except as provided in Article XXI.

F.   The Policy Plans reinsured are shown in Exhibit B.

G.   The risk is a resident of the United States, Canada, Puerto Rico or Guam.

H. The CEDING COMPANY may cede Waiver of Premium or Waiver of Cost only if reinsurance for the benefits is specifically requested in the facultative submission and an offer by the REINSURER is subsequently made and accepted by the CEDING COMPANY.

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                                   Article III

                       Facultative-Obligatory Reinsurance
                       ----------------------------------

Any policy which doesn't meet the requirements for automatic reinsurance under this agreement due to the jumbo limits being exceeded, but which otherwise would qualify for automatic reinsurance, may be ceded on a facultative-obligatory basis if all of the following conditions are satisfied:

     . The CEDING COMPANY has retained its limit of retention as provided in Exhibit A;
     . The amount does not exceed the facultative-obligatory binding limits as listed below;
     .    The risk is conventionally underwritten;
     .    The Policy Plans reinsured are shown in Exhibit B;
     .    The risk is a resident of the United States;
     . Joint life policies with one life uninsurable are eligible and the CEDING COMPANY will provide information on both lives;
     . The REINSURER is notified 48 hours before being bound, on a form substantially as that shown as Exhibit H; and
     . The REINSURER has not responded to the CEDING COMPANY that the REINSURER lacks the required capacity for reinsurance within the 48 hours described above.

The CEDING COMPANY may cede Waiver of Premium or Waiver of Cost only if it is specifically requested in the Facultative-Obligatory Notification form, and then, only to the extent that the Waiver coverage does not exceed $5,000,000.

FACULTATIVE-OBLIGATORY BINDING LIMITS:

--------------------------------------------------------------------------------
Jumbo Limit    Exclusions    Issue Age    Table Ratings   Facultative-Obligatory
                                                              Binding Limit
--------------------------------------------------------------------------------
 Unlimited      Aviation       0-75           0-6               $5,000,000
              (reduces 50%
             for Aviation)
--------------------------------------------------------------------------------

Aviation exclusion applies if other than as a fare paying passenger on commercial airlines.
If Joint Last Survivor, age and table rating restrictions apply separately to each life.

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                                   Article IV

                         Guaranteed Capacity Reinsurance
                         -------------------------------

The CEDING COMPANY will retain its available retention in full on any life ceded under this agreement. If the CEDING COMPANY has used its full retention on the risk previously, the policy will not be ceded under this agreement. If the CEDING COMPANY has available retention, the CEDING COMPANY may cede and the REINSURER will automatically accept Guaranteed Capacity reinsurance, without adherence to the automatic binding and jumbo restrictions applicable to automatic reinsurance, if all of the following conditions are met:

..    The CEDING COMPANY will confirm that retention is available at the time an application is received.

..    The CEDING COMPANY will conventionally underwrite the risk, bind the
     Guaranteed Capacity pool and immediately notify each Guaranteed Capacity pool reinsurers of the case and the binding amount to be ceded on the form in Exhibit I.

..    The REINSURER will accept its proportionate share of qualifying risks without the REINSURER underwriting the risk or checking capacity.

..    The CEDING COMPANY will cede each risk proportionately among the participating Guaranteed Capacity pool Reinsurers.

..    The CEDING COMPANY will notify the REINSURER immediately, if the case is withdrawn or not taken so the REINSURER can release their capacity.

..    Aviators and professional athletes are excluded.

..    The Policy Plans reinsured are shown in Exhibit B. The risk is a resident of the United States.

..    Lives previously submitted to the REINSURER Facultative or Facultative
     Obligatory by the CEDING COMPANY are excluded.

..    The CEDING COMPANY will retain the option of going Facultative Obligatory, if such a Facultative Obligatory agreement exist, for additional coverage above Guaranteed Capacity before the policy is issued.

..    Future applications on lives already covered by Guaranteed Capacity may be submitted to the REINSURER Facultative or Facultative Obligatory, if such Facultative or Facultative Obligatory agreements exist.

..    The name of the Guaranteed Capacity REINSURER will not be revealed to the field force, the client or other reinsurers.

..    Guaranteed Capacity will not be used if the life qualifies for Automatic reinsurance.

Guaranteed Capacity reinsurance ceded amounts are a function of the CEDING COMPANY'S unused retention and the REINSURERS proportionate share as stated in
Exhibit I.

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                                    Article V

                                    Premiums
                                    --------

A. Plans of insurance listed in Exhibit B will be reinsured on the yearly renewable term basis with the REINSURER participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the REINSURER.

B. Premiums for Life Reinsurance and reinsurance of Supplemental Benefits will be based on the rates and allowances described in Exhibit C.

C. Premiums will be increased by any flat extra premium charged the insured on the face amount initially reinsured described in Exhibit C.

D.   There will be no premium tax reimbursement.

E. The Life Reinsurance rates contained in this Agreement are guaranteed for one year, and the REINSURER anticipates continuing to accept premiums on the basis of these rates indefinitely. If the REINSURER deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

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                                   Article VI

                                 Administration
                                 --------------

A. The CEDING COMPANY will administer the records for the reinsurance ceded to the REINSURER under this agreement. The CEDING COMPANY will furnish monthly statements to the REINSURER which contain the following information:

     1. A list of all premiums due for the current month, identifying each policy and explaining the reasons for each premium payment.

     2. Premium subtotals adequate for the REINSURER to use for its premium accounting including first year, renewal year, automatic and facultative totals.

     3. A list of new business, terminations and changes for the current month. For new business and changes, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for the REINSURER to establish reserves, check retention limits and check premium calculations.

     4. Totals for inforce, new business, changes and each type of termination, as of the end of the month. "Totals" refer to the number of policies reinsured and the net amount at risk reinsured. For bordereau business see sample Policy Exhibit in Exhibit F.

     In addition, the CEDING COMPANY must provide the REINSURER with an inforce listing of reinsured business at least once a year. This inforce listing must contain information adequate for the REINSURER to audit its in force records. (See Exhibit E.)

B. If the CEDING COMPANY chooses to report its reinsurance transactions via electronic media, the CEDING COMPANY shall consult with the REINSURER to determine the appropriate reporting format. Should the CEDING COMPANY subsequently desire to make changes in the data format or the code structure, the CEDING COMPANY shall communicate such changes to the REINSURER prior to the use of such changes in reports to the REINSURER.

C. The monthly statements shall be furnished to the REINSURER within thirty days following the close of each month and will be accompanied by payment of any net amount due the REINSURER. All premiums not paid within thirty
     (30) days of the due date, defined as each policy's 12-month anniversary, will be in default.

D. Premium for new business, terminations and changes are due at the end of the month in which the transaction occurs and cover the period from the transaction date to the end of the calendar quarter. Continuing premium is due for a calendar quarter period at the end of the first month of the calendar quarter except for any policy having its anniversary within that calendar quarter. Continuing premium for such policies is payable in two segments. Premium from the beginning of the calendar quarter to the policy anniversary is due at the end of the first month of the calendar quarter. Premium from the policy anniversary to the end of the calendar quarter is due at the end of the anniversary month. The quarterly premium is based on the annual premium divided by 4.

E. The REINSURER reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

     1.   Renewal premiums are not paid within sixty (60) days of the due date.

     2.   Premiums for new business are not paid within one hundred twenty
          (120) days of the date the policy is issued.

                           --------------------------

F. The REINSURER will have the right to terminate this Agreement when premiums are in default by giving a ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, the REINSURER'S liability for all risks reinsured under this agreement will terminate. The first day of the ninety (90) day notice of termination, resulting from default as described in Section C of this Article, will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

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                                   Article VII

                                    Reserves
                                    --------

The CEDING COMPANY agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.

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                                  Article VIII

                               DAC Tax Regulations
                               -------------------

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

1. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

4. The CEDING COMPANY and the REINSURER agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The CEDING COMPANY and the REINSURER also agree to exchange information which may be otherwise required by the IRS.

5. The CEDING COMPANY will submit a schedule to the REINSURER by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

6. The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year.

7. If the REINSURER contests the CEDING COMPANY'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the CEDING COMPANY and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year. If the CEDING COMPANY and the REINSURER fail to reach agreement on an amount of net consideration, each party may choose to report their own determination of net consideration on their respective tax returns.

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                                   Article IX

                              Errors and Omissions
                              --------------------

A. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either the CEDING COMPANY or the REINSURER, both the CEDING COMPANY and the REINSURER shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

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                                    Article X

                           Expense of Original Policy
                           --------------------------

The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

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                                   Article XI

                  Changes in Retention and Recapture Privileges
                  ---------------------------------------------

A. If at any time, the CEDING COMPANY changes its existing retention limits, as shown in Exhibit A, written notice of the change will promptly be given to the REINSURER.

B. The CEDING COMPANY may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance in force in accordance with the following rules:

     1. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least thirty (30) days prior to any recaptures.

     2.   No recapture will be made unless reinsurance has been in force ten
          (10) years.

     3. Recapture will become effective on the policy anniversary date following notification of the company's intent to recapture.

     4. No recapture will be made unless the CEDING COMPANY retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued as shown in Exhibits A and D. No recapture will be allowed in any class of fully reinsured business.

     5. If any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

     6. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

     7. The CEDING COMPANY shall first recapture business that was ceded on an excess basis, then may recapture quota-share business, however, the CEDING COMPANY must have retained its full retention at the time of issue on the quota-share business.

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                                   Article XII

                           Terminations and Reductions
                           ---------------------------

Terminations or reductions will take place in accordance with the following rules, in order of priority:

1. The CEDING COMPANY must keep its initial or recaptured retention on the policy.

2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance in force.

3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

4. A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

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                                  Article XIII

                    Reinstatement, Exchanges, Extended Term
                    ---------------------------------------
                   and Reduced Paid-Up Insurance, Conversions
                   ------------------------------------------

A.    Reinstatements
      --------------

      Any Policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with the REINSURER as long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY. Any policy originally reinsured with the REINSURER on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the REINSURER before it is reinstated. The CEDING COMPANY will pay the REINSURER its share of amounts collected or charged for the reinstatement of such policies.

B.    Exchanges
      ---------

      Exchanges will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the exchange. Premiums will be determined as follows:

      If any business covered under this Agreement is subsequently exchanged to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being exchanged. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

C.    Extended Term and Reduced Paid-Up Insurance
      -------------------------------------------

      Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

D.    Conversions
      -----------

      Conversions will be reinsured under this Agreement only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the conversion. Premiums will be determined as follows:

      If any business covered under this Agreement is subsequently converted to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being converted. If the Agreement including the new rates requires policy fees, then they shall also apply to the new plan.

NOTE: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the REINSURER for the original policy will be refunded to the CEDING COMPANY. All premiums will be due on the new policy from the original issue date of the old policy.

NOTE: Re-entry, e.g., wholesale replacement and similar programs are not covered under this Article. If Re-entry is applicable to this treaty, then it will be covered under the Premiums and Allowances Exhibit.

                                   Article XIV

                                    Liability
                                    ---------

A. This is an Agreement solely between the REINSURER and the CEDING COMPANY. In no instance will anyone other than the REINSURER or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policy owner, or beneficiary under any policy reinsured hereunder.

B. The liability for all automatic, facultative-obligatory and guaranteed capacity reinsurance as applicable to this agreement and accepted by the REINSURER under this Agreement will commence simultaneously with that of the CEDING COMPANY.

C. The REINSURER will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement unless conditions for coverage under Article XXI, Temporary Insurance Agreement, of this Agreement are met.

D. Liability for all reinsurance submitted facultatively to the REINSURER will commence when all of the following conditions have been met:

     1. The REINSURER'S offer has been accepted and the CEDING COMPANY has properly documented its records to reflect this acceptance, and

     2. The policy has been delivered and paid for in accordance with the CEDING COMPANY'S procedures, and

     3. No more than one-hundred twenty (120) days have elapsed from the date of the REINSURER'S final offer unless the REINSURER explicitly states in writing that the final offer is extended for some further period of time.

E. The liability of the REINSURER for all reinsurance under this Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY'S contractual liability under the terms of its policies.

                                   Article XV

                                     Claims
                                     ------

A. Prompt notice of a claim must be given to the REINSURER. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to the REINSURER when requesting its share of the claim. The REINSURER shall pay its share of all payable claims. However, if the amount reinsured with the REINSURER is more than the amount retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the REINSURER for its recommendation before admission of any liability on the part of the CEDING COMPANY.

B. The CEDING COMPANY will notify the REINSURER of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the REINSURER will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

     If the REINSURER declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

     In no event will the following categories of expenses or liabilities be reimbursed:

     1.   Routine investigative or administrative expenses;

     2. Salaries of employees or other internal expenses of the CEDING COMPANY or the original issuing company;

     3.   Extra contractual damages, including punitive and exemplary damages;

     4. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

C. If the amount of insurance changes because of a misstatement of rate classification, the REINSURER'S share of reinsurance liability will change proportionately.

D. For approved Waiver of Premium or Waiver of Cost benefit claims, the REINSURER will pay the CEDING COMPANY its portion of the amount of gross premiums waived by the CEDING COMPANY.

E. In the event the REINSURER does not receive notification of acceptance from the CEDING COMPANY prior to the death occurring, then the CEDING COMPANY will apply the tie breaker rule on facultative submissions as described below:

     1.   The risk will be ceded to the reinsurers with the best offers.

     2. If reinsurers are tied with identical offers, the earlier offers will be ceded the risk.

                                   Article XVI

                                   Arbitration
                                   -----------

A. It is the intention of the REINSURER and the CEDING COMPANY that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

B. To initiate arbitration, either the CEDING COMPANY or the REINSURER will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten
     (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article. Therefore, at no time will either the CEDING COMPANY or the REINSURER contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the CEDING COMPANY and the REINSURER to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

E. The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

                                  Article XVII

                                   Insolvency
                                   ----------

A. In the event of the insolvency of the CEDING COMPANY and the appointment of a conservator, liquidator, or statutory successor, the portion of any risk or obligation assumed by the REINSURER shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the REINSURER as set forth in this subdivision shall be made directly to the CEDING COMPANY or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the conservator, liquidator, or statutory successor will immediately give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its conservator, liquidator or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

                                  Article XVIII

                                Right to Inspect
                                ----------------

The REINSURER may at all reasonable times inspect the CEDING COMPANY'S original papers, records, books, files, etc., relating to the business under this Agreement.

                                   Article XIX

                              Duration of Agreement
                              ---------------------

A. This Agreement may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

B. During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

C. The REINSURER and the CEDING COMPANY will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement.

                                   Article XX

                Increasing Net Amount at Risk Policies and Riders
                -------------------------------------------------

I. Whenever the death benefit and/or the net amount at risk on a policy will be increased at future date(s) without additional underwriting, and these increasing risks will be automatically reinsured under this Agreement, they will be handled as shown below. The CEDING COMPANY will use a 15 year projection to determine whether these policies comply with the binding and jumbo limits shown in Exhibit D. The 15 year projection will also be used to determine the CEDING COMPANY'S retention at issue and the percentage of future increases to be retained. As long as the CEDING COMPANY follows the procedures as outlined, the REINSURERS will be obligated to assume their prorata share of all future risk increases.

     A.   Scheduled Increases (Variable Annual Renewable Term rider. "VART")
          ------------------------------------------------------------------

          1. VART is a rider with coverage amounts that can vary annually and are scheduled at issue.

          2. The CEDING COMPANY'S percentage retention on policies with VART is the lesser of:

               a) initial maximum retention less retained amounts on prior policies divided by initial total amount including VART and

               b) twice initial maximum retention less retained amounts on prior policies divided by the 15 year highest amount (VART + base coverage).

          3. The total amount is shared prorata between the CEDING COMPANY and the REINSURER, as shown in the following examples:

               a) Example 1: Assume the CEDING COMPANY'S maximum retention at issue = $2MM. If prior plus initial VART + base = $3MM and prior plus 15 year highest VART + base amount = $4MM, the CEDING COMPANY will retain 2/3 initially and 2/3 of all increases, because 2/3 (is less than) 4/4. So the CEDING COMPANY'S retention will be 2/3 of $3MM(=$2MM) at issue growing to 2/3 of $4MM (=$2.67MM) over 15 years.

               b) Example 2: Same as above, but if prior plus 15 year highest VART + base amount = $8MM, the CEDING COMPANY will retain 1/2 initially and 1/2 of all increases, because 2/3 (is more than) 4/8. So the CEDING COMPANY'S retention will be 1/2 of $3MM (=$1.5MM) at issue, growing to 1/2 of $8MM (=$4MM) over 15 years.

          4. The CEDING COMPANY will report the highest VART amount in the first 15 years as the VART "face" amount.

          5. The CEDING COMPANY will report the current year's VART amount as the VART "risk" amount.

     B.   Unscheduled (Increases Whole Life Products)
          -------------------------------------------

          1. Includes any non-underwritten increase, including Increasing Whole Life (Flex products) and U.L. products increasing due to definition of life insurance net amount at risk corridor.

          2. The increases will be shared prorata between the CEDING COMPANY and the REINSURER.

II. For policies with an increasing death benefit and/or net amount at risk which will be reinsured facultative, the CEDING COMPANY has the responsibility for clearly identifying the highest net amount at risk in the first 15 years in order for the REINSURER'S underwriters to underwrite that highest net amount at risk. The highest net amount at risk reinsured must never exceed the amount of the REINSURER'S offer.

                                   Article XXI

                          Temporary Insurance Agreement
                          -----------------------------

A. Subject to the terms, conditions, and limits of this Agreement and provided the conditions set forth in Section B of this article are fulfilled, the REINSURER shall reimburse the CEDING COMPANY for Temporary Insurance Agreement (TIA) reinsurance. TIA reinsurance is defined as reinsurance on a claim pursuant to a TIA, which either:

     (1) the CEDING COMPANY'S total claim liability exceed the appropriate retention set forth in the Retention Schedule due to the existence of prior risk retained by the ceding company on the life or

     (2) an unconditional offer to reinsure has been made by the REINSURER in response to a facultative request for reinsurance where the CEDING COMPANY has proposed to keep less than its full retention as set forth in the Retention Schedule. An unconditional offer to reinsure is a final offer made by the REINSURER with no conditions other than routine requirements such as time for delivery, certificate of health, etc. In no event shall the REINSURER liability pursuant to this article exceed the REINSURER quota share under this Agreement unless the REINSURER has made an unconditional facultative offer for a larger amount.

B. The following conditions must be satisfied in order for reinsurance of a TIA to be effective.

     (1) The CEDING COMPANY must become liable for a claim pursuant to a TIA issued on a form in conformity to the appropriate form of the Temporary Insurance Agreement Exhibit G of this Agreement; and

     (2) The TIA must be given in return for an application for a policy form included in the Policy Plans Reinsured Exhibit which would bear a policy date in the range covered by this Agreement; and

     (3) As of the date of the proposed insured's death, either the policy has not been submitted facultatively, or, if submitted facultatively then the following conditions determine the REINSURER'S liability in the event of a valid TIA claim.

          i) If, as of the proposed insured's date of death, the CEDING COMPANY has not received any unconditional offer to reinsure, then the automatic reinsurers will reimburse the CEDING COMPANY for the TIA reinsurance according to their quota shares under this Agreement; or

          ii) If, as of the proposed insured's date of death, the CEDING COMPANY has received an unconditional offer or offers to reinsure that at least equal the TIA reinsurance, then the reinsurer(s) having made the unconditional offer(s) will reimburse the CEDING COMPANY for the TIA reinsurance. For the purpose of the comparisons detailed below, a flat rating of $2.50 per thousand is equivalent to I table rating. In the case of multiple offers received by the date of death, a lower offer takes precedence over a higher offer, and in the case of identical offers, an offer received on an earlier day takes precedence over an offer received on a later day; or

          iii) If, as of the proposed insured's date of death, the CEDING COMPANY has received an unconditional offer or offers to reinsure, with such offer(s) failing to at least equal the TIA reinsurance, then the reinsurer(s) having made the unconditional offer(s) will reimburse the CEDING COMPANY for the offered amount(s), with the excess to be shared among the remaining automatic reinsurers, and each automatic reinsurer's share equal to A/B, where

                    A = the automatic reinsurer's quota share under this
                        Agreement, and
                    B = the sum of each remaining automatic reinsurer's shares under this Agreement.

          iv) Nothing in the foregoing shall preclude the CEDING COMPANY from reinsurance reimbursement for a valid TIA claim, up to the full TIA claim amount, for an amount unconditionally offered by the REINSURER in response to a facultative request by the CEDING COMPANY proposing to retain less than its limit of retention. If the CEDING COMPANY has proposed a specific retention in its facultative request for reinsurance, that shall be its retention. If the CEDING COMPANY has not specified a retention in the facultative request, then its retention shall be 25% of the risk unless it has documented in its underwriting file that it's initial evaluation of the risk is higher than table 6, in which case it shall have no retention.

                                  Article XXII

                                     Offset
                                     ------

Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or the CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. In the event of the insolvency of the CEDING COMPANY this will not apply.

                                  Article XXIII

                            Parties to the Agreement
                            ------------------------

This is an agreement solely between the REINSURER and the CEDING COMPANY. In no instance will anyone other than the REINSURER or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY is and will remain solely liable to any insured, policyowner, or beneficiary under the original policies reinsured hereunder.

                                  Article XXIV

                             Execution of Agreement
                             ----------------------

In Witness of the above,

                         PACIFIC LIFE INSURANCE COMPANY

                                       of

                            Newport Beach, California

                                       and

                       SWISS RE LIFE & HEALTH AMERICA INC.

                                       of

                               New York, New York

have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of July 1, 1999.

PACIFIC LIFE  INSURANCE COMPANY

By:                                                Attest:
  --------------------------------------------            -------------------------------------


Title: Assistant Vice President, Reinsurance       Title: Manager, Reinsurance
     -----------------------------------------            -------------------------------------


Date:
    ------------------------------------------


SWISS RE LIFE & HEALTH AMERICA INC.

By:                                                Attest:
  --------------------------------------------           -------------------------------------

Title:                                             Title:
     -----------------------------------------           -------------------------------------

Date:
    ------------------------------------------


1999 Reinsurance Rates for Male Aggregate Nonsmokers
(annual rate per thousand of NAR)
--------------------------------------------------------------------------------
Issue
 Age    1       2       3        4        5        6        7        8
--------------------------------------------------------------------------------
 0
 1
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95


1999 Reinsurance Rates for Male Aggregate Nonsmokers
(annual rate per thousand of NAR)
--------------------------------------------------------------------------------
Issue
 Age    9       10      11       12       13       14       15       ULT
--------------------------------------------------------------------------------
 0
 1
 2
 3
 4
 5
 6
 7
 8
 9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95


  1999 Reinsurance Rates for Female Aggregate Nonsmokers
  ----------------------------------------------------------------------------
  Issue
    Age       1       2       3       4        5        6        7        8
  ----------------------------------------------------------------------------
      0
      1
      2
      3
      4
      5
      6
      7
      8
      9
     10
     11
     12
     13
     14
     15
     16
     17
     18
     19
     20
     21
     22
     23
     24
     25
     26
     27
     28
     29
     30
     31
     32
     33
     34
     35
     36
     37
     38
     39
     40
     41
     42
     43
     44
     45
     46
     47
     48
     49
     50
     51
     52
     53
     54
     55
     56
     57
     58
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68
     69
     70
     71
     72
     73
     74
     75
     76
     77
     78
     79
     80
     81
     82
     83
     84
     85
     86
     87
     88
     89
     90
     91
     92
     93
     94
     95


  1999 Reinsurance Rates for Female Aggregate Nonsmokers
  ----------------------------------------------------------------------------
  Issue
    Age       9       10      11      12       13       14       15       ULT
  ----------------------------------------------------------------------------
      0
      1
      2
      3
      4
      5
      6
      7
      8
      9
     10
     11
     12
     13
     14
     15
     16
     17
     18
     19
     20
     21
     22
     23
     24
     25
     26
     27
     28
     29
     30
     31
     32
     33
     34
     35
     36
     37
     38
     39
     40
     41
     42
     43
     44
     45
     46
     47
     48
     49
     50
     51
     52
     53
     54
     55
     56
     57
     58
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68
     69
     70
     71
     72
     73
     74
     75
     76
     77
     78
     79
     80
     81
     82
     83
     84
     85
     86
     87
     88
     89
     90
     91
     92
     93
     94
     95


1999 Reinsurance Rates for Male Smokers
-------------------------------------------------------------------------------
Att  Issue
Age    Age     1        2       3       4       5        6        7        8
-------------------------------------------------------------------------------
 15      0
 16      1
 17      2
 18      3
 19      4
 20      5
 21      6
 22      7
 23      8
 24      9
 25     10
 26     11
 27     12
 28     13
 29     14
 30     15
 31     16
 32     17
 33     18
 34     19
 35     20
 36     21
 37     22
 38     23
 39     24
 40     25
 41     26
 42     27
 43     28
 44     29
 45     30
 46     31
 47     32
 48     33
 49     34
 50     35
 51     36
 52     37
 53     38
 54     39
 55     40
 56     41
 57     42
 58     43
 59     44
 60     45
 61     46
 62     47
 63     48
 64     49
 65     50
 66     51
 67     52
 68     53
 69     54
 70     55
 71     56
 72     57
 73     58
 74     59
 75     60
 76     61
 77     62
 78     63
 79     64
 80     65
 81     66
 82     67
 83     68
 84     69
 85     70
 86     71
 87     72
 88     73
 89     74
 90     75
 91     76
 92     77
 93     78
 94     79
 95     80
 96     81
 97     82
 98     83
 99     84
100     85
101     86
102     87
103     88
104     89
105     90
106     91
107     92
108     93
109     94
110+    95


1999 Reinsurance Rates for Male Smokers
-------------------------------------------------------------------------------
Att  Issue
Age    Age     9        10      11      12      13       14       15       ULT
-------------------------------------------------------------------------------
 15      0
 16      1
 17      2
 18      3
 19      4
 20      5
 21      6
 22      7
 23      8
 24      9
 25     10
 26     11
 27     12
 28     13
 29     14
 30     15
 31     16
 32     17
 33     18
 34     19
 35     20
 36     21
 37     22
 38     23
 39     24
 40     25
 41     26
 42     27
 43     28
 44     29
 45     30
 46     31
 47     32
 48     33
 49     34
 50     35
 51     36
 52     37
 53     38
 54     39
 55     40
 56     41
 57     42
 58     43
 59     44
 60     45
 61     46
 62     47
 63     48
 64     49
 65     50
 66     51
 67     52
 68     53
 69     54
 70     55
 71     56
 72     57
 73     58
 74     59
 75     60
 76     61
 77     62
 78     63
 79     64
 80     65
 81     66
 82     67
 83     68
 84     69
 85     70
 86     71
 87     72
 88     73
 89     74
 90     75
 91     76
 92     77
 93     78
 94     79
 95     80
 96     81
 97     82
 98     83
 99     84
100     85
101     86
102     87
103     88
104     89
105     90
106     91
107     92
108     93
109     94
110+    95


1999 Reinsurance Rates for Female Smokers
--------------------------------------------------------------------------------
Att Issue
Age   Age  1       2        3        4        5        6        7        8
--------------------------------------------------------------------------------
 15   0
 16   1
 17   2
 18   3
 19   4
 20   5
 21   6
 22   7
 23   8
 24   9
 25  10
 26  11
 27  12
 28  13
 29  14
 30  15
 31  16
 32  17
 33  18
 34  19
 35  20
 36  21
 37  22
 38  23
 39  24
 40  25
 41  26
 42  27
 43  28
 44  29
 45  30
 46  31
 47  32
 48  33
 49  34
 50  35
 51  36
 52  37
 53  38
 54  39
 55  40
 56  41
 57  42
 58  43
 59  44
 60  45
 61  46
 62  47
 63  48
 64  49
 65  50
 66  51
 67  52
 68  53
 69  54
 70  55
 71  56
 72  57
 73  58
 74  59
 75  60
 76  61
 77  62
 78  63
 79  64
 80  65
 81  66
 82  67
 83  68
 84  69
 85  70
 86  71
 87  72
 88  73
 89  74
 90  75
 91  76
 92  77
 93  78
 94  79
 95  80
 96  81
 97  82
 98  83
 99  84
100  85
101  86
102  87
103  88
104  89
105  90
106  91
107  92
108  93
109  94
110+ 95


1999 Reinsurance Rates for Female Smokers
--------------------------------------------------------------------------------
Att Issue
Age   Age  9       10       11       12       13       14       15       ULT
--------------------------------------------------------------------------------
 15   0
 16   1
 17   2
 18   3
 19   4
 20   5
 21   6
 22   7
 23   8
 24   9
 25  10
 26  11
 27  12
 28  13
 29  14
 30  15
 31  16
 32  17
 33  18
 34  19
 35  20
 36  21
 37  22
 38  23
 39  24
 40  25
 41  26
 42  27
 43  28
 44  29
 45  30
 46  31
 47  32
 48  33
 49  34
 50  35
 51  36
 52  37
 53  38
 54  39
 55  40
 56  41
 57  42
 58  43
 59  44
 60  45
 61  46
 62  47
 63  48
 64  49
 65  50
 66  51
 67  52
 68  53
 69  54
 70  55
 71  56
 72  57
 73  58
 74  59
 75  60
 76  61
 77  62
 78  63
 79  64
 80  65
 81  66
 82  67
 83  68
 84  69
 85  70
 86  71
 87  72
 88  73
 89  74
 90  75
 91  76
 92  77
 93  78
 94  79
 95  80
 96  81
 97  82
 98  83
 99  84
100  85
101  86
102  87
103  88
104  89
105  90
106  91
107  92
108  93
109  94
110+ 95

                                    Exhibit A

                               LIMITS OF RETENTION

                         PACIFIC LIFE INSURANCE COMPANY
                         PACIFIC LIFE & ANNUITY COMPANY

                EFFECTIVE FOR POLICY DATES BEGINNING JULY 1, 1999


I.   DIRECT BUSINESS

     Prior coverage (including JLS, SI, GI and Assumed, except business assumed by merger with Pacific Corinthian, as noted below) counts towards maximum life retention by category based on the policy amount. Prior JLS risk for each covered individual count towards individual life retention at 100% of the JLS policy amount. Inforce VART amounts (see below) will count towards retention based on the highest VART amount in the first 15 policy years. With regard to the coordination of GI and fully underwritten retention limits, the maximum retention available is the fully underwritten. In particular, the GI and fully underwritten retention limits are not added. Retention for New York (Pacific Life & Annuity Company) business will be fully integrated; that is, New York will be treated just like any other state.

     A. Individual Life: Fully underwritten, external exchange Simplified Issue (SI), and joint one life uninsurable:

          Issue Age                              Retention Limit
          ---------                              ---------------
               0-80                                   $3,000,000
              81-85(Std-Table D only)                 $1,500,000

     B.   Joint Life: Fully underwritten and external exchange Simplified Issue:

          Issue Age*                             Retention Limit
          ---------                              ---------------
              16-80                                   $5,000,000
              81-85 (Std-Table D only)                $2,500,000

          *  Based on the higher of the individual ages of the insureds.

     C.   Individual Life: Guaranteed Issue (GI):

          Issue Age                              Retention Limit
          ---------                              ---------------
            All                                       $3,000,000

     D.   Joint Life: Guaranteed Issue (with SI underwriting on the non-GI life)

          Issue Age                              Retention Limit
          ---------                              ---------------
            All                                       $5,000,000

     E. Individual Life: International Risks (i.e., primary residency outside of U.S., Canada, Guam or Puerto Rico)

          Issue Age*                             Retention Limit
          ---------                              ---------------
            18-65 (Std-Table D only)                  $1,500,000 for "Standard"
                                                      countries
            18-65 (Std-Table D only)                  $ 500,000 for "$1.50/1000
                                                      extra" countries

     F. Joint Life: International Risks (i.e., primary residency outside of U.S., Canada, Guam or Puerto Rico)

          Issue Age*                             Retention Limit
          ---------                              ---------------
            18-65 (Std-Table D only)                  $2,500,000 for "Standard"
                                                      countries
            18-65 (Std-Table D only)                  $  800,000 for "$1.50/1000
                                                      extra" countries

          *  Based on the higher of the individual ages of the insureds.

     G.   Other Risks/Special Situations        Retention Limit
                                                ---------------

          1.   Aviation Risks, Underwritten     50% of scheduled maximums

          2.   Paid Up Additions (PUA)          Both face amount and cash value
                                                are included in the calculation
                                                of NAR

          3.   Accidental Death Benefit         No retention. Fully reinsured
                                                through one carrier only

          4.   Waiver of Premium (and of Cost)  Retained, except may cede face on request

          5.   Disability Benefit Rider         Retained

          6.   VART (Rider with scheduled       Initial, as above; Over
               increase in face amount)         15 years, 2 x initial

          7.   Guaranteed to Issue              Same as Guaranteed Issue


     H.   Minimum Cession Face Amount

          Automatic Underwritten (including International)              $100,000
          Guaranteed Issue (Automatic & Facultative)                    $100,000
          Facultative & Facultative Obligatory
          (including International)                                     $ 75,000
          Guaranteed Capacity                                           $ 75,000

          The minimum cession face amount is applied separately to each coverage segment before the risk is allocated among reinsurers. If the coverage segment is less than (Retention Limit + Minimum Cession) then retain fully; otherwise retain up to the applicable Retention Limit. For M Life ceded, there is no minimum cession face amount.

2.   ASSUMED BUSINESS/MERGERS

     A. For M reinsurance agreements, assumed amount combine with direct amounts and are subject to the direct retention limits by category.

     B. Coverage assumed on an individual cession basis from professional reinsurers: maximum assumed amount is $250,000 per life for all ages and ratings. Risk amounts are considered for retention management purposes.

     C. Coverage assumed on a bulk reporting basis from professional reinsurers: maximum assumed amount is $100,000 per life. Risk amounts are not considered for retention management purposes.

     Business Acquired Through Assumption Reinsurance and Mergers
     ------------------------------------------------------------

          1) Business assumed from CONFEDERATION LIFE: 30% retained, including Paid Up Additions, subject to the same retention limit as for Pacific Life originated business.

          2) Business assumed by merger with PACIFIC CORINTHIAN: Retention is the same as for Pacific Corinthian before the merger and is separate and independent of Pacific Life retention.

                                    Exhibit B

                             Policy Plans Reinsured
                             ----------------------

All fully underwritten single and joint life fixed and variable permanent ordinary plans and riders and simplified issues of the CEDING COMPANY'S Select Estate Maximizer (SEM), product.

This agreement excludes reinsurance of accidental death benefits issued by the CEDING COMPANY.

                                    Exhibit C

                                    Premiums
                                    --------

Life
----

The basis for calculating the premiums payable for this coverage will be determined according to the amount reinsured with REINSURER per insured life as follows:

All policy fees will be retained by the CEDING COMPANY.

For substandard table ratings, premiums will be increased by 25% per table.

The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances in the amount of 90% of any first year permanent (payable six years or more) extra or 10% of any first year temporary flat extra premium, and 10% of any renewal flat extra premium.

Aggregated nonsmokers are reported as smoking status "N". Smokers are reported as smoking status "S". Preferred nonsmokers are reported as smoking status "P". Residual nonsmokers are reported as smoking status "R".

Single Life Plans
-----------------

     The consideration payable for this coverage shall be based on the appropriate annual life rate from the attached Rate Table, labeled C-1.

Joint Life Plans (Both Lives Insurable)
---------------------------------------

     The consideration payable for this coverage shall be based on the appropriate annual life rate from the attached Rate Table, labeled C-1 and the calculation shown in the attached Exhibit C-1a.

Joint Life Plans (One Life Uninsurable)
---------------------------------------

     The consideration payable for this coverage shall be based on the appropriate annual life rate from the attached Rate Table, labeled C-1.

Waiver of Premium Disability
----------------------------

     The annual premium to be paid to the REINSURER for reinsurance of Waiver of Premium or Waiver of Cost benefits will be based on the appropriate CEDING COMPANY rate, less 90% allowance in the first year and 10% allowance in renewal years.

PACIFIC LIFE                      Exhibit C-1


              MODIFICATIONS TO AGGREGATE NON-SMOKER RATES

 Police                            Select/                          Residual/
  Year                            Aggregate                         Aggregate
 ------                           ---------                         ---------
      1                              80.0%                            115.0%
      2                              80.0%                            115.0%
      3                              80.0%                            115.0%
      4                              80.0%                            115.0%
      5                              80.0%                            115.0%
      6                              80.0%                            115.0%
      7                              80.0%                            115.0%
      8                              80.0%                            115.0%
      9                              80.0%                            115.0%
     10                              80.0%                            115.0%
     11                              81.3%                            114.0%
     12                              82.7%                            113.0%
     13                              84.0%                            112.0%
     14                              85.3%                            111.0%
     15+                             86.7%                            110.0%



Select/Aggregate: The discount factor applied to aggregate rates to give select rates.
Residual/Aggregate: The loading factor applied to aggregate rates to give residual rates.

                                  Exhibit C-1a

                    Joint Last Survivor Mortality Calculation
                    -----------------------------------------

Joint Last Survivor select and ultimate reinsurance mortality rates are calculated from the single life reinsurance rates found in Rate Table C-1 that depend on sex, smoker category and substandard ratings.

The JLS rate calculation process is as follows:

1. Extract information on each life: issue age, gender, nonsmoker/smoker, ratings-table and/or flat.

2. For each life, extract all policy year and attained age reinsurance mortality rates and adjust for table ratings (*(1 + T*.25)) and/or flat (+FE*.001). Any permanent ratings should be included for a maximum of 20 years. Any value greater than .5 should be set to .5.

3. The JLS rates for the two lives are calculated from these single life paired rates. The rates being solved for are q(x,y,t) and this equal [1-p(x,y,t)].

     a) Single life rates are expressed as probabilities of dying in a year, q(x,t) and q(y,t). The probability of living is defined as p(x,t) = 1-q(x,t) and p(y,t) = 1-q(y,t)

     b)   tpx is the probability that life x lives from policy issue through the
          t th policy year. This is: tpx = p(x, 1)*p(x,2)*p(x,3)....... p(x,t)

     c) tpxy is the probability that the second death of x and y has not occurred as of the end of policy year t, and:

               tpxy = tpx + tpy -tpx * tpy

     d) p(x,y,t) is the probability that the second death of x and y does not occur in year t given that it hasn't occurred as of the beginning of year t.

               p(x,y,t) = tpxy
                          ----
                          (t-l)pxy

     e)   The JLS probability is q(x,y,t) and equals 1-p(x,y,t).

     f) Our final reinsurance rates will be subject to a $0.15 minimum. This is: max = [1-p(x,y,t), .15].

                                    Exhibit D

                                     Limits
                                     ------

SWISS RE'S AUTOMATIC PARTICIPATION PERCENTAGE
---------------------------------------------

SWISS RE'S participation percentage for each risk reinsured shall be as shown below:

                                      20%

AUTOMATIC BINDING LIMITS
------------------------

     The CEDING COMPANY agrees not to automatically bind the REINSURER when the amount to be ceded to the POOL exceeds the following limits:

Fully Underwritten Single Life Policies
---------------------------------------

                                     Life*
                                     -----

 Ages                  Standard - Table F                 Tables G - P
------                 ------------------                 ------------
 0-15                      $7,000,000                      $2,000,000

16-70                      $17,000,000                     $7,000,000

71-75                      $10,000,000                     $4,000,000

76-80                      $4,000,000                            None

81-85                      $1,500,000 (to D only)                None


     The REINSURER'S limit is equal to the above limits multiplied by the REINSURER'S participation percentage.

     * For aviation risks, the maximum amount shall be 50% of the above limits.

Joint Last Survivor Policies
----------------------------

                                      Life*
                                      -----

 Ages                  Standard - Table F                 Tables G - P
------                 ------------------                 ------------
16-70                      $20,000,000                     $10,000,000

71-75                      $10,000,000                     $5,000,000

76-80                      $4,000,000                            None

81-85                      $2,500,000 (to D only)                None


     The REINSURER'S limit is equal to the above limits multiplied by the REINSURER'S participation percentage.

     * For Last Survivor policies where one life is deemed uninsurable, the maximum amount shall be that shown in the single life table above for the insurable life.

The above Automatic Binding Limits apply for professional athletes (not team-owned), and entertainers.

JUMBO LIMIT
-----------

A Jumbo risk is one where the amount of insurance already in force and applied for on the risk in all companies exceeds the following limits:

Fully Underwritten Single Life Policies
---------------------------------------

                                      Life*
                                      -----

 Ages                  Standard - Table F                 Tables G - P
------                 ------------------                 ------------
 0-15                      $30,000,000                     $30,000,000

16-70                      $50,000,000                     $50,000,000

71-75                      $50,000,000                     $30,000,000

76-80                      $30,000,000                            None

81-85                      $20,000,000                            None



Joint Last Survivor Policies
----------------------------

                                      Life*
                                      -----

 Ages                  Standard - Table F                Tables G - P
------                 ------------------                ------------
16-70                      $50,000,000                    $50,000,000

71-75                      $50,000,000                    $30,000,000

76-80                      $30,000,000                           None

81-85                      $20,000,000                           None



MINIMUM CESSION LIMIT AND TRIVIAL AMOUNT

1. For each coverage segment, if the total face amount to be reinsured is less than the Minimum Cession Face Amount shown below, such amount will be fully retained by the CEDING COMPANY. Once reinsurance has been put inforce, if the total risk amount (NAR) for any coverage segment which is to be reinsured falls below the Trivial NAR Amount Cancel Point shown below, such reinsurance will be terminated. VART riders, identified by a "V" in the 61!1 position of the treaty id, are an exception to the trivial amount cancel point. There is no cancel point for VART riders.

2. The Minimum Cession Face Amount and the Trivial NAR Amount Cancel Point are applied separately for each insurance segment; that is, separately for base coverage and for each rider. The amounts shown below refer to the total amounts reinsured in the automatic pools, exclusive of reinsurance, if any, to M Life Insurance Company. For each reinsurer participating in the automatic pool, the REINSURER'S Minimum Cession Face Amount and the Trivial NAR Amount Cancel Point are equal to the REINSURER'S percentage participation in the automatic pool multiplied by the respective amounts as shown below:

                                                               Facultative Cession
                                                               Facultative-Obligatory Cessions
                                Automatic Pool Cession         Guaranteed Capacity Cession
                                ----------------------         -------------------------------
Minimum Cession Face Amount                  $100,000                           $75,000
Trivial NAR Amount Cancel Point              $ 75,000                           $ 50,000

BUSINESS ISSUED FROM M LIFE DISTRIBUTERS
----------------------------------------

1. Cases falling within automatic reinsurance parameters are ceded 50% to M Life. The CEDING COMPANY keeps the remaining 50% and reinsures the excess to its automatic pool.

2. For Facultative, Facultative-Obligatory and Guaranteed Capacity reinsurance, M Life will keep its full retention, if available. Reinsurance is then obtained in the usual fashion.

                                    Exhibit E

                            Statement Specifications
                            ------------------------

The following information should appear on each Self-Administered statement and In-Force listing sent to the REINSURER.

                    Name of the insured(s)

                    Date of birth of the insured(s)

                    The issue age of each insured(s)

                    The sex of the insured(s)

                    The insured's state/country of residence

                    Underwriting Classification

                    Smoking Class

                    Indication if business is Facultative or Automatic

                    Indication if business is YRT or Coinsurance

                    Policy number(s)

                    Plan Code (Kind Code)

                    Face Amount of the policy(s) Amount(s) ceded to the REINSURER

                    Amount of premium being paid; separated for Life, WP, ADB, etc.

                    The amount of any reinsurance premium allowances

                    Extra premiums concerned - Example $5/ 1000/ 5 YRS

                    Effective date and duration of any policy(s) change, reissue, or termination

                                    Exhibit F
                              Sample Policy Exhibit
                              ---------------------

Policy Summary                                              Reinsurance
Classification                Number or Policies               Amount
--------------                ------------------            -----------

Inforce as of Last Report                   878             $410,220,973.00

New Issues                                    2                 $516,666.00

Reinstatements                                3                 $483,334.00

Increases                                                       $500,000.00

Decreases-Still Inforce                                         $133,332.00

Rollover-In                                   0                       $0.00

Deduct By:
---------

     Death                                    0                       $0.00

     Surrender                                1                 $250,000.00

     Lapse                                    4               $1,000,001.00

     Conversion-Out                           0                       $0.00

     Decreases-Cancellation                   3                 $299,999.00

     Inactive-Pending                         0                       $0.00

     Not Taken                                0                       $0.00

     Inforce as of Current Report           875             $410,037,641.00

PACIFIC LIFE INSURANCE COMPANY
Insurance Company 700 Newport Center Drive
Newport Beach, CA 92660

                                   Exhibit G

TEMPORARY INSURANCE AGREEMENT -LIFE

This Agreement provides a limited Amount of life Insurance coverage, for a limited Period of time, subject to the terms of this Agreement Advance payment in the amount of $_________ in connection with Application No._________ is made for life Insurance on ____________ (name of proposed insured).

HEALTH QUESTIONS

Has any proposed Insured:

1. within the past 90 days been admitted to a hospital or other medical facility, been advised to be admitted, or had surgery performed or recommended?

2. within the past 5 years been diagnosed as having, or been treated for heart trouble, stroke, cancer or AIDS, or had such treatment recommended by a member of the medical profession? If either of the above Questions is answered YES or LEFT BLANK, no representative of Pacific life Insurance Company (PL) is authorized to accept money, and NO COVERAGE will take effect under this Agreement.

TERMS AND CONDITIONS

AMOUNT OF COVERAGE -$1,000.000 OVERALL MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS ($1,500,000 OVERALL FOR SURVIVOR LIFE)

If money has been accepted by PL as advance payment for an application for life insurance and any Proposed Insured dies while this temporary insurance is in effect, PL will pay to the designated beneficiary the lesser of (a) the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or (b) $1,000,000 ($1,500,000 for Survivor life). This total benefit limit applies to all insurance applied for under this and any other current applications to PL and any other Temporary Insurance Agreements for life Insurance whether applied for on the life or lives of one or more Proposed Insureds. (NOTE: No death benefit is payable under this Agreement for any Last Survivor coverages unless both Proposed Insureds under such coverages have died.)

DATE COVERAGE BEGINS

Temporary life insurance under this Agreement will begin on the date of this Agreement but only if the above-numbered application has been completed on the same date.

DATE COVERAGE TERMINATES -90 DAY MAXIMUM

Temporary life Insurance under this Agreement will terminate automatically on the earliest of:

a. 90 days from the date of this Agreement, or

b. the date any policy is offered to the Applicant in connection with the above-numbered application, or

c. five days after the date PL mails notice of termination of coverage and refund of the advance payment to the premium notice address designated in such application.

PL reserves the right to terminate this Agreement under any of the following circumstances:

a. 30 days have elapsed since the date of this Agreement and PL has not received in its Home Office the report of a medical examination if such examination is required by PL's underwriting rules; or

b. PL has determined that any Proposed Insured is not insurable as a standard risk at the time of the application or the medical examination, if later; or

c. there are any errors or omissions on the above-numbered application.

LIMITATIONS

This Agreement does not provide benefits for disability.

Fraud or material misrepresentation in the application or in the answers to the Health Questions of this Agreement invalidate this Agreement and PL's only liability is for refund of any payment made.

No one is authorized to accept money on Proposed Insureds under 15 days of age or over the age of 70 (nearest birthday) on the date of this Agreement, nor will any coverage take effect.

If any Proposed Insured dies by suicide, PL's liability under this Agreement is limited to a refund of the payment made.

There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation. No one is authorized to waive or modify any of the provisions of this Agreement.

I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND AND AGREE TO ALL ITS TERMS.

Dated
      ------------------------      -------------------------------------------
                                    Proposed insured (or parent if proposed
                                    insured is under age 16)


------------------------------      -------------------------------------------
Soliciting Agent                    Additional proposed insured (if applicable)


------------------------------
Florida License ID Number

NOTICE TO APPLICANT:

You should retain the copy of this Agreement. The original will be retained by PL. If you do not hear from us regarding the insurance plied for within 100 days from the date of this Agreement, notify us at 700 Newport Center Drive, Newport Beach, CA 92660,

Attention: Risk Selection Department.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

                                    Exhibit H

                                                                     RISK REINS
[LOGO OF PACIFIC LIFE]


OFFICE MEMORANDUM
_______________________________________________________________________________

DATE:

TO:

FROM:

RE:  FAC OB REQUEST
_______________________________________________________________________________


CEDING COMPANY                PACIFIC LIFE

REGARDING

DATE OF BIRTH

AMOUNT APPLIED FOR

TOTAL LINE IN-FORCE

PLAN          SINGLE                   JOINT

CEDING COMPANY RETENTION

TOTAL AMOUNT OF REINSURANCE NEEDED

AVIATION RISK




UNDERWRITER

TIME

                                    Exhibit I

                         Guaranteed Capacity Reinsurance
                         -------------------------------

If the CEDING COMPANY'S full retention is available the REINSURERS Guaranteed Capacity proportionate share will be as follows:

                     Swiss Re Life & Health America Inc.'s
                      Maximum Share of Guaranteed Capacity

-----------------------------------------------------------------------------------------------------------------------

       Single Life                              Underwriting Class                          Proportion (Share)

-----------------------------------------------------------------------------------------------------------------------
       $1,500,000               Ages 18 to 75 (Standard to Table D or equivalent)              23.076923...%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

       Joint Life                               Underwriting Class                          Proportion (Share)

-----------------------------------------------------------------------------------------------------------------------
       $1,500,000               Ages 18 to 75 (Standard to Table D or equivalent)              23.076923...%
-----------------------------------------------------------------------------------------------------------------------


If the CEDING COMPANY'S full retention is not available the REINSURERS Guaranteed Capacity share will be proportionately reduced. For example:

      Underwriting Class -Ages 18 to 75 (Standard to Table D or equivalent)

-----------------------------------------------------------------------------------------------------------------------

Ceding Company Available              Swiss Re Life & Health America Inc.'s
        Retention                                  Maximum Share                            Proportion (Share)

-----------------------------------------------------------------------------------------------------------------------


       Single Life                                  Single Life

-----------------------------------------------------------------------------------------------------------------------
       $2,500,000                                   $2,500,000                                 23.076923...%
-----------------------------------------------------------------------------------------------------------------------
       $1,500,000                                   $1,500,000                                 23.076923...%
-----------------------------------------------------------------------------------------------------------------------
        $ 500 000                                   $ 500,000                                  23.076923...%
-----------------------------------------------------------------------------------------------------------------------


       Joint Life                                   Joint Life

-----------------------------------------------------------------------------------------------------------------------
       $4,500,000                                   $2,700,000                                 23.076923...%
-----------------------------------------------------------------------------------------------------------------------
       $2,500,000                                   $1,500,000                                 23.076923...%
-----------------------------------------------------------------------------------------------------------------------
        $ 500 000                                   $ 300,000                                  23.076923...%
-----------------------------------------------------------------------------------------------------------------------


The total automatic issue limit to all combined reinsurers in the Guaranteed Capacity pool will not exceed $13,000,000. The maximum limit, including the CEDING COMPANY'S retention, will not exceed $16,000,000 for Single Life and $18,000,000 for Joint Life.

Temporary or permanent flat extra conversion will be one table for each $2.50 per 1,000. For example:

          A case rated $10.00 per 1,000 is equivalent to Table D.

          A case rated Table B plus $5.00 per 1,000 is equivalent to Table D.

Reinsurance rates for flat extras will be as described elsewhere in the treaty.

                                    Exhibit I

                                                                      Risk Corrs
[LOGO OF PACIFIC LIFE]


Reinsurance Guaranteed Capacity Notice

REINSURANCE CO:
                ---------------------------------------------------------------

Amount To Be:

Ceded
       ------------------------------------------------------------------------

Name                                            Date of Birth
       ----------------------------------------               -----------------

Name                                            Date of Birth
       ----------------------------------------               -----------------

Single   [_]                                   Joint  [_]

Amount applied for with Pacific Life
                                      -----------------------------------------

Pacific Life Retention
                        -------------------------------------------------------


Pacific Life Rating
Total Inforce and Applied For

------------------------------------
   PL Underwriter


------------------------------------
(800) 800-6416 ext.
Fax (949) 759-9976
------------------------------------

      ------------------------------
[_]     We are releasing our
              cession
      ------------------------------